                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       DISPATCH MANAGEMENT SERVICES CORP.

      I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

      FIRST: The name of the corporation is Dispatch Management Services Corp. (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares of stock, of which 10,000,000 shares, designated as preferred stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and 100,000,000 shares, designated as common stock, shall have a par value of One Cent ($.01) per share (the "Common Stock").

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

Common Stock. 1. Dividends. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

      2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them.

      3. Voting Rights. Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

      FIFTH: The name and mailing address of the incorporator is as follows:

                     J. Steven Patterson
                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     1333 New Hampshire Avenue, N.W.
                     Suite 400
                     Washington, D.C. 20036

      SIXTH: 1. Board of Directors. The Directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

      2. Vacancies. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to this ARTICLE SIXTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

      3. Power to Make, Alter and Repeal Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

      4. Amendment and Repeal of Article Six. Notwithstanding any provision of this Certificate of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the Corporation's shareholders entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provisions of this ARTICLE SIXTH or to adopt any provision inconsistent with this ARTICLE SIXTH. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE SIXTH or adopt any provision inconsistent with this ARTICLE SIXTH.

      SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

      EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


      NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify the Directors and officers of the Corporation and advance expenses incurred by such Directors and Officers in proceedings to which they may be party as a result of their status as Directors and Officers. The Corporation may, in its discretion, indemnify other persons from time in time on terms and conditions deemed appropriate by the Corporation's Board of Directors.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 5th day of September, 1997.




                                          Dispatch Management Services Corp.



                                          By:  /s/ J. Steven Patterson
                                             ---------------------------------
                                             J. Steven Patterson, Incorporator

                         FOR CERTIFICATE OF AMENDMENT:

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 26th day of November, 1997.




                                              /s/ Linda M. Jenkinson
                                             -----------------------------------
                                             Linda M. Jenkinson
                                             Chief Executive Officer